EXHIBIT 24.0

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Visual Networks, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint Scott E. Stouffer, Peter J. Minihane and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of Common Stock and other securities pursuant to the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


       Signature                     Title                          Date

 /s/ Grant G. Behrman              Director                    August 5, 1999
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   Grant G. Behrman


  /s/ Marc F. Benson               Director                    August 12, 1999
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    Marc F. Benson


 /s/ Theodore R. Joseph             Director                    August 2, 1999
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   Theodore R. Joseph


 /s/ Ted H. McCourtney             Director                    August 5, 1999
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   Ted H. McCourtney


  /s/ Thomas A. Smith              Director                    August 3, 1999
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    Thomas A. Smith


 /s/ William J. Smith              Director                    August 2, 1999
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   William J. Smith


 /s/ Scott E. Stouffer             Director                    August 11, 1999
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   Scott E. Stouffer